UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KHD HUMBOLDT WEDAG INTERNATIONAL LTD.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Suite 702, 7th Floor, Ruttonjee House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China

(Address of Principal Executive Offices and Zip Code)

1997 Stock Option Plan (Amended May 1998)

(Full title of the plan)

Michael J. Smith

Suite 702, 7th Floor, Ruttonjee House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China

(Name and address of agent for service)

011.852.2.537.3613

(Telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Clark Wilson LLP

Attention: Virgil Z. Hlus

#800 - 885 West Georgia Street

Vancouver, British Columbia, V6C 3H1

Telephone: 604.687.5700

Facsimile: 604.687.6314

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,364,500(2)	$55.34	$75,511,430	$2,318.20(3)

(1)     An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416 under the Securities Act.

(2)     The 1997 Stock Option Plan (Amended May 1998) authorizes the issuance of a maximum of 2,762,000 common shares pursuant to stock options granted to eligible employees, directors and officers of our company or any of our subsidiaries. An aggregate of 1,364,500 shares issuable under the 1997 Stock Option Plan (Amended May 1998) are being registered under this registration statement on Form S-8.

(3)     The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based on the average of the high and low sale price ($56.85 high; $53.82 low) of the common stock of KHD Humboldt Wedag International Ltd. as reported on the Nasdaq Global Select Market on May 18, 2007.

EXPLANATORY NOTE

We prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, to register 1,364,500 of our common shares which may be issued pursuant to our 1997 Stock Option Plan (Amended May 1998).

The purpose of the 1997 Stock Option Plan (Amended May 1998) is to retain the services of valued key employees, directors, officers and consultants of our company and to encourage such persons to acquire a greater proprietary interest in our company, thereby strengthening their incentive to achieve the objectives of our shareholders.

Under cover of this registration statement on Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form F-3 under the Securities Act of 1933. The reoffer prospectus has been included in this registration statement on Form S-8 so that the selling security holders may resell their common shares upon exercise of their stock options. These selling security holders were either (i) granted stock options prior to us filing this registration statement on Form S-8 with respect to our 1997 Stock Option Plan (Amended May 1998) or (ii) are directors or senior officers of our company. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form F-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of up to an aggregate of 1,364,500 common shares which may be issued pursuant to the 1997 Stock Option Plan (Amended May 1998).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information

We will send or give the documents containing the information specified in Part I of Form S-8 to individuals who participate in our 1997 Stock Option Plan (Amended May 1998). A copy of the 1997 Stock Option Plan (Amended May 1998) is attached as Exhibit 4.1 to this Form S-8 and the form of Stock Option Agreement for use under the 1997 Stock Option Plan (Amended May 1998) is attached as Exhibit 4.2 to this Form S-8.

This registration statement relates to a maximum of 1,364,500 common shares in the capital of our company issuable pursuant to the exercise of options granted under the 1997 Stock Option Plan (Amended May 1998).

Item 2.	Registrant Information and Employee Plan Annual Information

We will provide, without charge, to each person to whom a copy of this 10(a) prospectus is delivered, upon oral or written request, a copy of any or all documents incorporated by reference in Item 3 of Part II of this registration statement (which documents are incorporated by reference in the 10(a) prospectus). Requests should be directed to the President, KHD Humboldt Wedag International Ltd., Suite 702, 7th Floor, Ruttonjee House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China. Our telephone number is 011.852.2537.3613.

REOFFER PROSPECTUS

The date of this Reoffer Prospectus is May, 2007

Suite 702, 7th Floor, Ruttonjee House, Ruttonjee Centre,

11 Duddell Street, Central, Hong Kong SAR, China

1,364,500 Shares of Common Stock

This reoffer prospectus relates to a maximum of 1,364,500 of our common shares which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. We anticipate that the selling security holders will offer the common shares for sale at prevailing prices on the Nasdaq Global Select Market, or on such other quotation system or stock exchange upon which our common shares are then quoted or traded, on the date of sale. We will not receive any part of the proceeds from sales made under this reoffer prospectus, although we will receive the exercise price at the time of the exercise of any stock options by the selling security holders. The selling security holders will bear all sales commissions and similar expenses. We will, however, pay all of the costs associated with the filing of this registration statement.

The selling security holders and any brokers selling orders on their behalf may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in which event commissions received by such brokers may be deemed to be underwriting commissions under the Securities Act of 1933.

Our common shares are quoted on the Nasdaq Global Select Market under the trading symbol “KHDH”. On May 18, 2007, the last reported closing price for our common shares was $56.24 on the Nasdaq Global Select Market.

Our principal executive offices are located at Suite 702, 7th Floor, Ruttonjee House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China. Our phone number is 011.852.2.537.3613.

The common shares offered pursuant to this registration statement involve a high degree of risk. For more information, please see the section of this Reoffer Prospectus titled “Risk Factors” beginning on page 7.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this reoffer prospectus. Consequently, this summary does not contain all of the information that you should consider before investing in our common shares. You should carefully read the entire reoffer prospectus, including the "Risk Factors" section appearing at page 7, and the documents and information incorporated by reference into this reoffer prospectus.

This reoffer prospectus relates to a maximum of 1,364,500 shares of our common stock which may be offered and resold from time to time by the selling security holders identified in this reoffer prospectus. It is anticipated that the selling security holders will offer the common shares for sale at prevailing prices on the Nasdaq Global Select Market, or on such other quotation system or stock exchange upon which our common shares are then quoted or traded, on the date of sale. We will not receive any proceeds from the sales of the common shares by the selling security holders under this reoffer prospectus, although we will receive the exercise price at the time of the exercise of any stock options by the selling security holders. The selling security holders will pay for the cost of all sales commissions and similar expenses. We will pay for all of the costs associated with the filing of this registration statement.

A Brief History of our Company

We are a corporation organized under the laws of the Province of British Columbia, Canada. We were originally incorporated in June 1951 by letters patent issued pursuant to the Companies Act of 1934 (Canada). We were continued under the Canada Business Corporations Act in March 1980, under the Business Corporations Act (Yukon) in August 1996 and under the Business Corporations Act (British Columbia) in November 2004. Our name was changed from “MFC Bancorp Ltd.” to “KHD Humboldt Wedag International Ltd.” on October 28, 2005. Our executive office is located at Suite 702, 7th Floor, Ruttonjee House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China.

We primarily operate one business segment consisting of an industrial plant engineering and equipment supply business. Our industrial plant engineering and equipment supply business focuses on services for the cement, coal and mineral processing industries. Founded in 1856, we are a leader in supplying technologies, engineering and equipment for cement, coal and mineral processing. We supply complete and partial plant systems as well as machinery and equipment worldwide for the manufacture of cement and the processing of coal and minerals, whether for new plants, redevelopments of existing plants or capacity increases for existing plants. Headquartered in Hong Kong, China, we have in excess of 1,000 employees world-wide, and have operations in India, China, Russia, Germany, the Middle East, Australia, South Africa and the United States.

The scope of our activities ranges from the examination and analysis of deposits, scale-up tests in our own test center, technical and economic consulting, engineering for plants that produce clinker, cement, clean coal, and minerals such as copper and other precious metals and systems, plant and equipment for complete plants and plant sections including modernization and capacity increase measures, as well as automation and process control equipment, project planning, feasibility studies, raw material testing, research and development, financing, erection and commissioning, personnel training and pre and post sales service.

FORWARD-LOOKING STATEMENTS

This reoffer prospectus contains forward-looking statements as that term is defined in Section 27A of the United States Securities Act of 1933 and section 21E of the United States Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors”, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this reoffer prospectus, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the common shares in our capital stock.

As used in this reoffer prospectus and unless otherwise indicated, the terms “we”, “us” and “our company” refer to KHD Humboldt Wedag International Ltd. and our wholly owned subsidiaries.

RISK FACTORS

An investment in our common stock involves a number of significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this reoffer prospectus in evaluating our company and our business before purchasing our common shares. Our business, operating results and financial condition could be seriously harmed due to any of these risks. Also, the risks described below are not the only ones facing our company. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

In evaluating us, our business and any investment in our business, readers should carefully consider the following factors.

Risk Factors Relating to Our Industrial Plant Engineering and Equipment Supply Business

A downturn in the economy could reduce the demand for our industrial plant engineering and equipment supply business and therefore may have a material adverse effect on our financial results.

The industrial plant engineering and equipment supply industry is cyclical in nature. It tends to reflect and be amplified by general economic conditions, both domestically and abroad. Historically, in periods of recession or periods of minimal economic growth, the operations underlying industrial plant engineering and equipment supply companies have been adversely affected. Certain end-use markets for clinker, cement and coal, such as the industrial plant engineering and equipment supply and commercial sectors, experience demand cycles that are highly correlated to the general economic environment, which is sensitive to a number of factors outside of our control. A recession or a slowing of the global economy, or a decrease in commercial and industrial demand for our services and products, could have a material adverse effect on our financial results. In addition, during recessions or periods of slow growth, the construction industries typically experience major cutbacks in production which may result in decreased demand for our services. Because we generally have high fixed costs, our profitability is significantly affected by decreased output and decreases in requests for the design and construction of plants or equipment that produce or process clinker, cement, clean coal and various minerals. Reduced demand and pricing pressures will adversely affect our financial condition and results of operations. We may not be able to predict the timing, extent and duration of the economic cycles in the markets in which we operate.

Any significant disruption of our operations may harm our business reputation and cause an adverse effect on our financial results.

Breakdown of equipment or other events, including catastrophic events such as natural disasters, leading to interruptions at any of our facilities or at any of the facilities or areas at which we are providing services, could have a material adverse effect on our financial results. Further, because many of our customers are, to varying degrees, dependent on planned deliveries, customers that are forced to reschedule their own production due to such delays could pursue financial claims against us. We may incur costs to correct any of these events, in addition to facing claims from customers or third parties dependent upon the delivery of our services or products. Further, if any of these events occur and we are forced to delay the delivery of our services, then our reputation among actual and potential customers may be harmed, potentially resulting in a loss of business. While we maintain insurance policies covering, among other things, physical damage, business interruptions and product liability, these policies may not cover all of our losses and we could incur uninsured losses and liabilities arising from such events, including damage to our reputation, loss of customers and suffer substantial losses in operational capacity, any of which could have a material adverse effect on our financial results.

We are exposed to political, economic, legal, operational and other risks as a result of our global operations, which may negatively effect our business, results of operations, financial condition and cash flow.

In conducting our business in major markets around the world, we are, and will continue to be, subject to financial, business, political, economic, legal, operational and other risks that are inherent in operating in other countries. We operate on a global basis, in both developed and underdeveloped countries. In addition to the business risks inherent in developing a relationship with a newly emerging market, economic conditions may be more volatile, legal and regulatory systems less developed and predictable, and the possibility of various types of adverse governmental action more pronounced. In addition, inflation, fluctuations in currency and interest rates, competitive factors, civil unrest and labour problems could affect our revenues, expenses and results of operations. Our operations could also be adversely affected by acts of war, terrorism or the threat of any of these events as well as government actions such as expropriation, controls on imports, exports and prices, tariffs, new forms of taxation or changes in fiscal regimes and increased government regulation in the countries in which we operate or offer our services. We also face the risk that exchange controls or similar restrictions imposed by foreign governmental authorities may restrict our ability to convert local currency received or held by us in their countries or to take those other currencies out of those countries. Unexpected or uncontrollable events or circumstances in any of these markets could have a material adverse effect on our financial results.

The cost of raw materials could have a material adverse effect on our financial condition and results of operations.

We may be significantly affected by changes in the prices of and demand for cement, minerals, coal and other related products and the supply of materials necessary to make clinker and cement. The prices and demand for these products and materials can fluctuate widely as a result of various factors beyond our control such as supply and demand, exchange rates, inflation, changes in global economics, and political, social unrest and other factors. Any substantial increases in the cost of such materials, or the transportation and/or availability of such materials, could adversely affect the demand for cement, minerals, coal and other related products. If the demand for cement, minerals, coal and other related products decreases, then the demand for our industrial plant engineering and equipment supply business will decrease, which will in turn adversely impact upon our financial condition and results of operations. Our ability, therefore, to maintain or increase our revenues may be adversely affected by a sustained material reduction in the demand or price for such products and materials.

We are subject to risks associated with changing technology and manufacturing techniques, which could place us at a competitive disadvantage.

The successful implementation of our business strategy requires us to continuously evolve our existing products and services and introduce new products and services to meet customers’ needs. Our designs and products are characterized by stringent performance and specification requirements that mandate a high degree of manufacturing and engineering expertise. We believe that our customers rigorously evaluate our services and products on the basis of a number of factors, including quality, price competitiveness, technical expertise and development capability, innovation, reliability and timeliness of delivery, product design capability, operational flexibility, customer service, and overall management. Our success depends on our ability to continue to meet our customers’ changing requirements and specifications with respect to these and other criteria. There can be no assurance that we will be able to address technological advances or introduce new designs or products that may be necessary to remain competitive within the industrial plant engineering and equipment supply business.

Our competitors include firms traditionally engaged in the industrial plant engineering and equipment supply business.

We conduct our business in a global environment that is highly competitive and unpredictable. Our primary competitors are international companies with greater resources, capital and access to information than us. Our competition includes other entities who provide industrial and process engineering services and/or products related to cement technology, mineral processing and coal technology, including feasibility studies, raw material testing, basic and detail plant and equipment engineering, financing concepts, construction and commissioning, and personnel training. Increased competition may lead to a decline in the demand for our industrial plant engineering and equipment supply business.

Our risk management strategies leave us exposed to unidentified or unanticipated risks which could impact our risk management strategies in the future and could negatively affect our results of operation and financial condition.

We use a variety of instruments and strategies to manage exposure to various types of risks. For example, we use derivative foreign exchange contracts to manage our exposure to foreign currency exchange rate risks. If any of the variety of instruments and strategies that we utilize to manage our exposure to various types of risk are not effective, we may incur losses. Unexpected market developments may affect our risk management strategies and unanticipated developments could impact our risk management strategies in the future.

A rise in inflation may negatively affect our business, results of operations and financial condition.

Inflation may result in increases in our expenses related to the provision of industrial plant engineering and equipment supply business, and which may not be readily recoverable in the price of such services provided to our clients. Increases in inflation in overseas countries could result in a reduction in our revenues when reported in Canadian currency. To the extent inflation results in rising interest rates and has other adverse effects on capital markets, it may adversely affect our business, results of operations and financial conditions.

We are exposed to legal risks in our business which are often difficult to assess or quantify. We may incur significant legal expenses in defending against any litigation.

We are exposed to legal risks in our business, including warranty claims that may be made in connection with warranties that we provide to our customers in connection with the industrial and engineering products and services that we provide. If we receive a significant number of warranty claims, then our resulting warranty costs could be substantial and we could incur significant legal expenses evaluating or disputing such claims.

Some of our subsidiaries operating in the industrial plant engineering and equipment supply business are staffed by a unionized workforce, and union disputes and other employee relations issues may materially adversely affect our financial results.

Some of the employees of our operating subsidiaries are represented by labour unions under collective bargaining agreements with varying durations and expiration dates. We may not be able to satisfactorily renegotiate our bargaining agreements when they expire. In addition, existing bargaining agreements may not prevent a strike or work stoppage in the future, and any such work stoppage may have a material adverse effect on our financial results.

We may not be able to protect the confidentiality or unique aspects of our technology, which would reduce our competitive advantage.

We rely on a combination of patents and patent applications, trade secrets, confidentiality procedures and contractual provisions to protect our technology. Despite our efforts to protect our technology, unauthorized parties may attempt to copy aspects of the products we design or build or to obtain and use information that we regard as proprietary. Policing unauthorized use of our technology and products is difficult and expensive. In addition, our competitors may independently develop similar technology or intellectual property. If our technology is copied by unauthorized parties, the technology violates the intellectual property of others or our competitors independently develop competing technology, we may lose existing customers and our business may suffer.

General Risks Faced by our Company

Investors’ interests will be diluted and investors may suffer dilution in their net book value per share if we issue additional shares or raise funds through the sale of equity securities.

Our constating documents authorize the issuance of common shares and class A preferred shares. In the event that we are required to issue any additional shares or enter into private placements to raise financing through the sale of equity securities, investors’ interests in our company will be diluted and investors may suffer dilution in their net book value per share depending on the price at which such securities are sold. If we issue any such additional shares, such issuances also will cause a reduction in the proportionate ownership of all other shareholders. Further, any such issuance may result in a change of control of our company.

Our Articles contain indemnification provisions and we have entered into agreements indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our Articles contain indemnification provisions and we have entered into agreements with respect to the indemnification of our officers and directors against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by them, and an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director or officer of our company. Such limitations on liability may reduce the likelihood of litigation against our officers and directors and may discourage or deter our shareholders from suing our officers and directors based upon breaches of their duties to our company, though such an action, if successful, might otherwise benefit us and our shareholders.

Certain factors may inhibit, delay or prevent a takeover of our company which may adversely affect the price of our common stock.

Certain provisions of our charter documents and the corporate legislation which govern our company may discourage, delay or prevent a change of control or changes in our management that shareholders may consider favourable. Such provisions include authorizing the issuance by our board of directors of preferred stock in series, providing for a classified board of directors with staggered, three-year terms and limiting the persons who may call special meetings of shareholders. In addition, the Investment Canada Act imposes certain limitations on the rights of non-Canadians to acquire our common shares, although it is highly unlikely that this will apply. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline.

Fluctuations in interest rates and foreign currency exchange rates may affect our results of operations and financial condition.

Fluctuations in interest rates may affect the fair value of our financial instruments sensitive to interest rates. An increase in market interest rates may decrease the fair value of our fixed interest rate financial instrument assets and a decrease in market interest rates may decrease the fair value of our fixed interest rate financial instrument liabilities, thereby resulting in a reduction in the fair value of our equity.

Similarly, fluctuations in foreign currency exchange rates may affect the fair value of our financial instruments sensitive to foreign currency exchange rates. Our reporting currency is the United States dollar. A depreciation of such currencies against the United States dollar will decrease the fair value of our financial instrument assets denominated in such currencies and an appreciation of such currencies against the United States dollar will increase the fair value of our financial instrument liabilities denominated in such currencies, thereby resulting in a reduction in our equity.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

INFORMATION ABOUT THE OFFERING

This reoffer prospectus relates to a maximum of 1,364,500 of our common shares which may be offered and resold from time to time by the selling stockholders identified in this reoffer prospectus. It is anticipated that the selling stockholders will offer the common shares for sale at prevailing prices on the Nasdaq Global Select Market, or on such other quotation system or stock exchange upon which our common shares are then quoted or traded, on the date of sale. We will not receive any proceeds from the sales of the common shares by the selling shareholders under this reoffer prospectus. The selling stockholders will pay for the cost of all sales commissions and similar expenses. We will however pay for all of the costs associated with the filing of this registration statement.

CAPITALIZATION

The following table sets forth our capitalization as at March 31, 2007. Dollar amounts are stated in thousands of US$:

Description	March 31, 2007
(United States dollars in thousands)

Long-term debt, secured	$3,084
Long-term debt, unsecured	15,505

Shareholders’ equity
Common stock, without par value	108,595
Treasury stock	(74,456)
Contributed surplus	2,529
Retained earnings	187,910
Currency translation adjustments	53,087
Total shareholders’ equity	$277,665

At March 31, 2007, there were 14,733,191 common shares and no class A preferred shares outstanding.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the up to 1,364,500 shares of common shares by the selling security holders which may be issued upon exercise of stock options issued under our 1997 Stock Option Plan (Amended May 1998). However, we will receive the exercise price at the time of the exercise of any stock options by the selling security holders, which we will use for general working capital purposes.

SELLING SECURITY HOLDERS

As at the date hereof, we have issued stock options under the 1997 Stock Option Plan (Amended May 1998) to the affiliates (as defined in Rule 405) of our company who are identified in the following table. If, subsequent to the date of this reoffer prospectus, we grant additional options to any of our affiliates under the 1997 Stock Option Plan (Amended May 1998), Instruction C of Form S-8 requires that we supplement this reoffer prospectus with the names of such affiliates and the amounts of securities to be reoffered by them.

The following table identifies the selling security holders and indicates (i) the nature of any material relationship that such selling security holder has had with us for the past three years, (ii) the number of common shares held by the selling security holders, (iii) the amount to be offered for each selling security holder's account, and (iv) the number of common shares and percentage of outstanding common shares to be owned by each selling security holder after the sale of the common shares offered by them pursuant to this offering. The selling security holders are not obligated to sell the common shares offered in this reoffer prospectus and may choose not to sell any of the common shares or only a part of the common shares that they receive. The Securities and Exchange Commission’s rules require that we assume that the selling security holders exercise all of their stock options and sell all of the common shares offered with this reoffer prospectus.

Under the Securities Exchange Act of 1934, any person engaged in a distribution of the common shares offered by this reoffer prospectus may not simultaneously engage in market making activities with respect to our common shares during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of the common shares by the selling security holders.

Selling Security Holder	Number of Shares Beneficially Owned(1)	Number of Shares Subject to Options(2)	Shares Being Registered	Percentage of Shares Beneficially Owned(3)
				Before Offering(4)	After Offering(5)
Michael J. Smith(6)	140,000	55,000	55,000	*	*
Johann Georg Zimmerman(7)	8,333	25,000	25,000	*	Nil
Hermann Kroger(8)	8,333	25,000	25,000	*	Nil
Randolf Pich(9)	8,333	25,000	25,000	*	Nil
Havinder Ahluwalai(10)	5,555	16,667	16,667	*	Nil
Rick Cusich(11)	8,333	25,000	25,000	*	Nil
A. K. Denbla(12)	8,333	25,000	25,000	*	Nil
Uwe Kikillus(13)	2,778	8,334	8,334	*	Nil
B.P. Misra(14)	5,555	16,667	16,667	*	Nil
Regis Werle(15)	5,555	16,667	16,667	*	Nil
John Musacchio(16)	150,000	150,000	150,000	1.0%	Nil
Non-affiliates(17)	258,333	448,333	448,333	1.8%	Nil
TOTAL:	609,441	836,668	836,668

*	Less than 1%

(1)

Represents shares of our common stock beneficially owned by the named selling stockholder. This figure includes shares underlying the options held by the named selling stockholder that may be exercisable as of, or within 60 days after the date of, this reoffer prospectus, but does not include any shares underlying those options that cannot be exercised within that period.

(2)

Represents shares of our common stock underlying options granted to the named selling stockholder under the 1997 Stock Option Plan, whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)	Based on 14,753,191 shares of our common stock outstanding as of May 18, 2007.

(4)

Represents shares of our common stock held by the named selling stockholder and shares of our common stock underlying options granted to the named selling stockholder that may be exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(5)	Represents shares of our common stock held by the selling stockholder assuming all of the shares underlying the options granted to the named selling stockholder are sold.

(6)

Mr. Smith is our chairman, chief financial officer, secretary and a director of our company. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Smith, we granted Mr. Smith 55,000 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 55,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(7)

Mr. Zimmerman is our senior vice president. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Zimmerman, we granted Mr. Zimmerman 25,000 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 8,333 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(8)

Mr. Kroger is our vice president, engineering. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Kroger, we granted Mr. Kroger 25,000 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 8,333 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(9)

Mr. Pich is our vice president, sales and marketing. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Pich, we granted Mr. Pich 25,000 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 8,333 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(10)

Mr. Ahluwalai is a senior officer of a subsidiary of our company. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Ahluwalai, we granted Mr. Ahluwalai 16,667 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 5,555 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(11)

Mr. Cusich is a senior officer of a subsidiary of our company. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Cusich, we granted Mr. Cusich 25,000 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 8,333 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(12)

Mr. Denbla is a senior officer of a subsidiary of our company. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Denbla, we granted Mr. Denbla 25,000 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 8,333 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(13)

Mr. Kikillus is a senior officer of a subsidiary of our company. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Kikillus, we granted Mr. Kikillus 8,334 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 2,778 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(14)

Mr. Misra is a senior officer of a subsidiary of our company. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Misra, we granted Mr. Misra 16,667 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 5,555 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(15)

Mr. Werle is a senior officer of a subsidiary of our company. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Werle, we granted Mr. Werle 16,667 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 5,555 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(16)

Mr. Musacchio is a senior officer of a subsidiary of our company. Pursuant to the Stock Option Agreement dated May 17, 2006, between our company and Mr. Musacchio, we granted Mr. Musacchio 150,000 options under the 1997 Stock Option Plan at an exercise price of $26.11 per share, of which 150,000 options have vested and may be exercisable as of, or within 60 days after the date of, this reoffer prospectus.

(17)	Non-affiliates includes stock options held by employees of our company who are not directors, officers or 10% shareholders of our company.

The information provided in the table above with respect to the selling security holders has been obtained from each of the selling security holders. Because the selling security holders may sell all or some portion of the common shares beneficially owned by them, only an estimate (assuming the selling security holders sell all of the common shares offered hereby) can be given as to the number of common shares that will be beneficially owned by each selling security holder after this offering. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which he provided the information regarding the common shares beneficially owned by them, all or a portion of the common shares beneficially owned by them in transactions exempt from the registration requirements of the Securities Act of 1933.

THE OFFER AND LISTING

The information required by this section is incorporated by reference from our Annual Report on Form 20-F filed on April 3, 2007.

ADDITIONAL INFORMATION

The information required by this section is incorporated by reference from our Annual Report on Form 20-F filed on April 3, 2007.

PLAN OF DISTRIBUTION

The selling security holders may, from time to time, sell all or a portion of their common shares on any market upon which the common shares may be quoted (currently the Nasdaq Global Select Market), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The common shares being offered by this reoffer prospectus may be sold by the selling security holders by one or more of the following methods, without limitation:

(a)	block trades in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
(b)	purchases by broker or dealer as principal and resale by the broker or dealer for its account pursuant to this reoffer prospectus;
(c)	an exchange distribution in accordance with the rules of the applicable exchange;
(d)	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(e)	privately negotiated transactions;
(f)	market sales (both long and short to the extent permitted under the federal securities laws);
(g)	at the market to or through market makers or into an existing market for the common shares;
(h)	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(i)	a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such common shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the common shares at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold common shares at the price required to fulfil the broker-dealer commitment to the selling security holders if such broker-dealer is unable to sell the common shares on behalf of the selling security holder. Broker-dealers who acquire common shares as principal may thereafter resell the common shares from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the common shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the common shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the common shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

From time to time, the selling security holders may pledge their common shares pursuant to the margin provisions of their customer agreements with their respective brokers. Upon a default by a selling security holder, the broker may offer and sell the pledged common shares from time to time. Upon a sale of the common shares, the selling security holder intends to comply with the prospectus delivery requirements under the Securities Act of 1933 by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act of 1933 which may be required in the event the selling security holder defaults under any customer agreement with brokers.

To the extent required under the Securities Act of 1933, a post-effective amendment to this registration statement will be filed, disclosing the name of any broker-dealers, the number of common shares involved, the price at which the common shares are to be sold, the commission paid or discounts or concessions allowed to such broker-dealers, where applicable.

We and the selling security holders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling security holders are a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common shares.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the common shares will be borne by the selling security holder, the purchasers participating in such transaction, or both.

Any common shares covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

LEGAL MATTERS

The validity of the common shares offered by this reoffer prospectus will be passed upon for us and the selling stockholders by Clark Wilson LLP of Vancouver, British Columbia, Canada.

MATERIAL CHANGES

There have been no material changes to the affairs of our company since the filing of our Form 20-F on April 3, 2007, which have not previously been described in a report on Form 6-K.

INCORPORATION OF DOCUMENTS BY REFERENCE

See Part II, Item 3 on page 18 hereof for a list of documents filed by our company with the United States Securities and Exchange Commission, which are incorporated herein by this reference.

1.	Our Annual Report on Form 20-F filed on April 3, 2007; and
2.	a description of our common shares that are required pursuant to Section 12(b) of the Securities Exchange Act of 1934 as described below.

Description of Common Shares

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of class A preferred shares without par value. Our common shares carry no pre-emptive, conversion or subscription rights and are not redeemable. Holders of our common shares are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, are entitled to participate equally in dividends declared by us and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, rank equally and are entitled to receive the remaining property of our company upon dissolution or liquidation.

The provisions in our Articles attaching to our common shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the common shares.

Our Articles provide for three classes of directors with staggered terms. Each director holds office until the expiry of his term or until his successor is elected or appointed, unless his office is earlier vacated in accordance with our Articles or with the provisions of the British Columbia Business Corporations Act. At each annual meeting of our company, a class of directors is elected to hold office for a three year term. Successors to the class of directors whose terms expire are identified as being of the same class as the directors they succeed and are elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. A director appointed or elected to fill a vacancy on the board of directors holds office for the unexpired term of his predecessor.

An annual meeting of shareholders must be held at such time in each year not later than fifteen months after the last preceding annual meeting and at such place as our board of directors, or failing it, our Chairman, Managing Director or President, may from time to time determine. The holders of not less than five percent of our issued shares that carry the right to vote at a meeting may requisition our directors to call a meeting of shareholders for the purposes stated in the requisition. The quorum for the transaction of business at any meeting of shareholders is two persons who are entitled to vote at the meeting in person or by proxy. Only persons entitled to vote, our directors and auditors and others who, although not entitled to vote, are otherwise entitled or required to be present, are entitled to be present at a meeting of shareholders.

As set forth above, our Articles contain certain provisions that would have an effect of delaying, deferring or preventing a change in control of our company, including authorizing the issuance by our board of directors of preferred stock in series, providing for a classified board of directors with staggered, three-year terms and limiting the persons who may call special meetings of shareholders. Our Articles do not contain any provisions that would operate only with respect to a merger, acquisition or corporate restructuring of our company.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

We will provide, without charge, to each person including any beneficial owner, to whom a prospectus is delivered, upon oral or written request, a copy of any or all the information that has been incorporated by reference in this prospectus. Requests should be directed to the President, KHD Humboldt Wedag International Ltd., Suite 702, 7th Floor, Ruttonjee House, Ruttonjee Centre, 11 Duddell Street, Central, Hong Kong SAR, China. Our telephone number is 011.852.2537.3613.

We file Form 6-K reports and other information with the Securities and Exchange Commission as is required by the Securities Exchange Act of 1934. You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 or 202-551-8090 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission's website at http:\\www.sec.gov.

DISCLOSURE OF COMMISSION POSITION FOR SECURITIES ACT LIABILITIES

Articles. Under our Articles our directors must cause our company to indemnify our company’s directors and former directors, and their respective heirs and personal or other legal representatives, to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia).

Business Corporations Act (British Columbia). Division 5 of Part 5 of the Business Corporations Act consists of Sections 159 through 165. Section 160 provides that a corporation may (a) indemnify an eligible party (these consist of the corporation’s directors, officers, former directors and former officers and their respective heirs and personal or other legal representatives) against judgments, penalties or fines awarded as the result of an eligible proceeding (consisting of any proceeding in which any eligible party is or may be joined as a party by reason of being or having been a director or officer, or the equivalent of a director or officer, of the corporation) and/or (b) pay the expenses of an eligible party reasonably incurred by that party in respect of such an eligible proceeding after final disposition. Section 161 provides that a British Columbia corporation must pay the expenses incurred by an eligible party in respect of an eligible proceeding if the eligible party is ultimately successful in defending any such proceeding on the merits. Notwithstanding the foregoing, Section 163 prohibits a British Columbia corporation from granting such an indemnity to an eligible party if:

•	at the time the agreement to give indemnity was made the corporation was prohibited from agreeing to grant it by its memorandum or articles;
•	at the time the indemnity is made or paid the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if, in relation to the subject matter of the proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation; or
•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the eligible party did not have reasonable grounds for believing his or her conduct was lawful.

Section 164 of the Business Corporations Act (British Columbia) provides that, regardless of whether the payment of expenses or an indemnity is otherwise authorized under the corporation’s Articles or whether it is authorized or declined under Division 5 of Part 5 of the Business Corporations Act, a court may:

•	order a corporation to indemnify an eligible party against any liability incurred in respect of an eligible proceeding;
•	order a corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•	order the enforcement of, or a payment under, an agreement of indemnity;
•	order payment of some or all expenses incurred by any eligible person in obtaining a court order under Section 164 of the Business Corporations Act; or
•	make any other order that the court deems appropriate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission allows us to "incorporate by reference" information into this registration statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this registration statement on Form S-8, except for any information superseded by information in this registration statement on Form S-8.

The following documents filed by our company with the Securities and Exchange Commission are incorporated herein by reference:

1.	Our Annual Report on Form 20-F filed on April 3, 2007; and
2.	a description of our common shares that are required pursuant to Section 12(b) of the Securities Exchange Act of 1934 as described below.

In addition to the foregoing, all documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered pursuant to this registration statement have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any subsequently filed document that is also incorporated by reference in this registration statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may read and copy any reports, statements or other information we have filed at the Securities and Exchange Commission’s Public Reference Room at 100 F Street North East, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the Public Reference Rooms. Our filings are also available on the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

Description of Common Shares

We are authorized to issue an unlimited number of common shares without par value and an unlimited number of class A preferred shares without par value. Our common shares carry no pre-emptive, conversion or subscription rights and are not redeemable. Holders of our common shares are entitled to vote at all meetings of shareholders, except meetings at which only holders of a specified class of shares are entitled to vote, are entitled to participate equally in dividends declared by us and, subject to the rights, privileges, restrictions and conditions attaching to any other class of shares, rank equally and are entitled to receive the remaining property of our company upon dissolution or liquidation.

The provisions in our Articles attaching to our common shares may be altered, amended, repealed, suspended or changed by the affirmative vote of the holders of not less than two-thirds of the common shares.

Our Articles provide for three classes of directors with staggered terms. Each director holds office until the expiry of his term or until his successor is elected or appointed, unless his office is earlier vacated in accordance with our Articles or with the provisions of the British Columbia Business Corporations Act. At each annual meeting of our company, a class of directors is elected to hold office for a three year term. Successors to the class of directors whose terms expire are identified as being of the same class as the directors they succeed and are elected to hold office for a term expiring at the third succeeding annual meeting of shareholders. A director appointed or elected to fill a vacancy on the board of directors holds office for the unexpired term of his predecessor.

An annual meeting of shareholders must be held at such time in each year not later than fifteen months after the last preceding annual meeting and at such place as our board of directors, or failing it, our Chairman, Managing Director or President, may from time to time determine. The holders of not less than five percent of our issued shares that carry the right to vote at a meeting may requisition our directors to call a meeting of shareholders for the purposes stated in the requisition. The quorum for the transaction of business at any meeting of shareholders is two persons who are entitled to vote at the meeting in person or by proxy. Only persons entitled to vote, our directors and auditors and others who, although not entitled to vote, are otherwise entitled or required to be present, are entitled to be present at a meeting of shareholders.

As set forth above, our Articles contain certain provisions that would have an effect of delaying, deferring or preventing a change in control of our company, including authorizing the issuance by our board of directors of preferred stock in series, providing for a classified board of directors with staggered, three-year terms and limiting the persons who may call special meetings of shareholders. Our Articles do not contain any provisions that would operate only with respect to a merger, acquisition or corporate restructuring of our company.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Articles. Under our Articles our directors must cause our company to indemnify our company’s directors and former directors, and their respective heirs and personal or other legal representatives, to the greatest extent permitted by Division 5 of Part 5 of the Business Corporations Act (British Columbia).

Business Corporations Act (British Columbia). Division 5 of Part 5 of the Business Corporations Act consists of Sections 159 through 165. Section 160 provides that a corporation may (a) indemnify an eligible party (these consist of the corporation’s directors, officers, former directors and former officers and their respective heirs and personal or other legal representatives) against judgments, penalties or fines awarded as the result of an eligible proceeding (consisting of any proceeding in which any eligible party is or may be joined as a party by reason of being or having been a director or officer, or the equivalent of a director or officer, of the corporation) and/or (b) pay the expenses of an eligible party reasonably incurred by that party in respect of such an eligible proceeding after final disposition. Section 161 provides that a British Columbia corporation must pay the expenses incurred by an eligible party in respect of an eligible proceeding if the eligible party is ultimately successful in defending any such proceeding on the merits. Notwithstanding the foregoing, Section 163 prohibits a British Columbia corporation from granting such an indemnity to an eligible party if:

•	at the time the agreement to give indemnity was made the corporation was prohibited from agreeing to grant it by its memorandum or articles;
•	at the time the indemnity is made or paid the corporation is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
•	if, in relation to the subject matter of the proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the corporation; or
•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the eligible party did not have reasonable grounds for believing his or her conduct was lawful.

Section 164 of the Business Corporations Act (British Columbia) provides that, regardless of whether the payment of expenses or an indemnity is otherwise authorized under the corporation’s Articles or whether it is authorized or declined under Division 5 of Part 5 of the Business Corporations Act, a court may:

•	order a corporation to indemnify an eligible party against any liability incurred in respect of an eligible proceeding;
•	order a corporation to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
•	order the enforcement of, or a payment under, an agreement of indemnity;
•	order payment of some or all expenses incurred by any eligible person in obtaining a court order under Section 164 of the Business Corporations Act; or
•	make any other order that the court deems appropriate.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.
Not Applicable.
Item 8.	Exhibits.
4.1	1997 Stock Option Plan
4.2	Form of Stock Option Agreement
5.	Opinion of Clark Wilson LLP
23.1	Consent of Clark Wilson LLP (included in Exhibit 5)
23.2	Consent of Independent Registered Chartered Accountants, Deloitte & Touche LLP.
23.3	Consent of Independent Registered Public Accounting Firm, BDO Dunwoody LLP, Chartered Accountants
23.4	Consent of Independent Registered Public Accounting Firm, Peterson Sullivan PLLC
Item 9.	Undertakings.
(a)	We hereby undertake:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by our company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           We hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hong Kong on May 23, 2007.

KHD HUMBOLDT WEDAG INTERNATIONAL LTD.

/s/ Michael J. Smith

By: Michael J. Smith

Chairman, Chief Financial Officer and Secretary

(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURES

/s/ James Busche

James Busche, Chief Executive Officer and President

(Principal Executive Officer)

Date: May 23, 2007

/s/ Michael J. Smith

Michael J. Smith

Chairman, Chief Financial Officer and Secretary

(Principal Financial and Accounting Officer)

Date: May 23, 2007

/s/ Shuming Zhao

Dr. Shuming Zhao

Director

Date: May 23, 2007

/s/ Kelvin K. Yao

Dr. Kelvin K. Yao

Date: May 23, 2007

/s/ Silke Brossman

Silke Brossman, Director

Date: May 23, 2007

/s/ Indrajit Chatterjee

Indrajit Chatterjee, Director

Date: May 23, 2007

CW1176676.6